                                                                   EXHIBIT 99.1

                         FORM OF PROSPECTUS SUPPLEMENT

PROSPECTUS SUPPLEMENT
(To Prospectus dated April   , 1996)

                                     LOGO

                          $            (APPROXIMATE)

                       GREEN TREE FINANCIAL CORPORATION
                             (SELLER AND SERVICER)

          GREEN TREE RECREATIONAL, EQUIPMENT & CONSUMER TRUST 1996-
$            (APPROXIMATE)     % CERTIFICATES, CLASS A-1
                                         $           (APPROXIMATE)     %
                                         CERTIFICATES, CLASS A-4
$            (APPROXIMATE)     % CERTIFICATES, CLASS A-2
                                         $           (APPROXIMATE)     %
                                         CERTIFICATES, CLASS B
$            (APPROXIMATE)     % CERTIFICATES, CLASS A-3

                               -----------------

  The Certificates offered hereby will represent interests in Green Tree Recreational, Equipment & Consumer Trust 1996- (the "Trust"), to be formed by Green Tree Financial Corporation ("Green Tree"). The Trust Property will include a pool of retail installment sales contracts and promissory notes (the "Contracts") for the purchase of a variety of consumer products and all
payments due thereunder on or after        1, 1996 (the "Cutoff Date"). The
Contracts were originated or purchased by Green Tree in the ordinary course of its business. The Trust Property will also include an assignment of Green Tree's security interests in the products financed thereby (the "Products") and certain other property, as more fully described herein. The aggregate
principal balance of the Contracts on the Cutoff Date was $              .
Green Tree will also act as Servicer of the Contracts. Terms used and not otherwise defined herein have the meanings ascribed thereto in the Prospectus
dated April   , 1996 attached hereto (the "Prospectus").

  The Certificates will consist of five classes. The Class A-1 Certificates
will evidence in the aggregate an   % (approximate) undivided interest in the
Trust; the Class A-2 Certificates will evidence in the aggregate a % (approximate) undivided interest in the Trust; the Class A-3 Certificates will evidence in the aggregate a % (approximate) undivided interest in the Trust; the Class A-4 Certificates will evidence in the aggregate a % (approximate) undivided interest in the Trust; and the Class B Certificates will evidence in the aggregate a % (approximate) undivided interest in the Trust.
                                                  (Continued on following page)

  FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "RISK FACTORS" ON PAGE S-10 HEREIN AND ON PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

                               -----------------

   THE  CERTIFICATES  REPRESENT  INTERESTS  IN  THE  TRUST  AND  DO  NOT
     REPRESENT  INTERESTS  IN OR  OBLIGATIONS  OF  GREEN TREE  OR  ANY
       AFFILIATE, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN.

                               -----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE PROSPECTUS.  ANY REPRESENTATION  TO THE  CONTRARY IS  A CRIMINAL
      OFFENSE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    Price to     Underwriting    Proceeds to
                                    Public(1)      Discount    Green Tree(1)(2)
- -------------------------------------------------------------------------------
Per Class A-1 Certificate......             %           %                 %
- -------------------------------------------------------------------------------
Per Class A-2 Certificate......             %            %                %
- -------------------------------------------------------------------------------
Per Class A-3 Certificate......             %            %                 %
- -------------------------------------------------------------------------------
Per Class A-4 Certificate......            %             %                %
- -------------------------------------------------------------------------------
Per Class B Certificate........             %            %                 %
- -------------------------------------------------------------------------------
Total..........................  $               $             $

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from and including           , 1996.
(2) Before deducting estimated expenses of $        payable by Green Tree.

                               -----------------

  The Certificates are offered hereby by the Underwriters named below, subject to receipt and acceptance by the Underwriters and their right to reject any order in whole or in part. It is expected that delivery of the Certificates
will be made on or about          , 1996.

                               -----------------


          , 1996.

(Continued from preceding page)

  Principal and interest are payable on the 15th day of each month (or, if the 15th day is not a business day, the next business day thereafter) (a
"Distribution Date"), beginning in       1996. The rights of the holders of
the Class A-2, Class A-3, Class A-4 and Class B Certificates to receive distributions on each Distribution Date will be subordinated to such rights of the Class A-1 Certificateholders; such rights of the holders of the Class A-3, Class A-4 and Class B Certificates will be subordinated to such rights of the Class A-2 Certificateholders; such rights of the holders of the Class A-4 and Class B Certificates will be subordinated to such rights of the Class A-3 Certificateholders; and such rights of the Class B Certificateholders will be subordinated to such rights of the Class A-4 Certificateholders.

  The Class B Certificateholders will have the benefit of a Limited Guaranty of Green Tree to protect against losses that would otherwise be absorbed by the Class B Certificates. To the extent that available funds in the Collection Account are insufficient to distribute to the holders of the Class B Certificates the Class B Formula Distribution Amount (as described herein), Green Tree will be obligated to make a Guaranty Payment equal to the amount of such deficiency.

  The Certificates initially will be represented by certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (" DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of the participating members of DTC. Definitive Certificates will be available only under the limited circumstances described herein.

  There currently is no secondary market for the Certificates. The Underwriters expect, but are not obligated, to make a market in the Certificates. There is no assurance that any such market will develop or continue.

                                ---------------

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT CONFLICT WITH STATEMENTS IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

  Unless and until Definitive Certificates are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to First Trust National Association, as Trustee, and Cede & Co., as registered holder of the Certificates and the nominee of DTC. See "Description of the Certificates-- Statements to Certificateholders," herein and "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the accompanying Prospectus. Certificate Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Administration, Structured Finance. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Commission periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, Green Tree expects that the Trust's obligation to file such reports will be terminated following the end of 1996.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms elsewhere in this Prospectus Supplement or the accompanying Prospectus.

Issuer........................  Green Tree Recreational, Equipment & Consumer
                                Trust 1996-  (the "Trust"), to be formed on or
                                about          , 1996 (the "Closing Date"), by
                                Green Tree Financial Corporation ("Green Tree") pursuant to a Pooling and Servicing Agreement,
                                dated as of        1, 1996 (the "Agreement"),
                                between Green Tree, as Seller and as Servicer (in such capacity referred to herein as the
                                "Servicer") and            , as Trustee.

Servicer......................  Green Tree Financial Corporation. See "Green
                                Tree Financial Corporation" in the accompanying Prospectus.

Trustee.......................                           (the "Trustee"). See
                                "Description of the Trust Documents--The
                                Trustee" in the accompanying Prospectus.

Cutoff Date Pool Principal      $               (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-1 Principal    $            (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-2 Principal    $           (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-3 Principal    $           (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class A-4 Principal    $           (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Original Class B Principal      $           (Approximate. Subject to a
Balance.......................  permitted variance of plus or minus 5%).

Class A-1 Pass-Through Rate...      % per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Class A-2 Pass-Through Rate...      % per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Class A-3 Pass-Through Rate...      % per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Class A-4 Pass-Through Rate...      % per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Class B Pass-Through Rate.....      % per annum, computed on the basis of a
                                360-day year of twelve 30-day months.

Distribution Date.............  The 15th day of each month (or, if such 15th day is not a business day, the next succeeding
                                business day), beginning         15, 1996.

Record Date...................  The business day immediately preceding the related Distribution Date.

Description of Certificates...
                                The Class A-1, Class A-2, Class A-3, Class A-4 and Class B Certificates (together, the "Certificates") represent fractional undivided interests in the Trust. The rights of the holders of each Class of Certificates will be subordinated to the rights of the holders of each Class of Certificates with a prior numeric or alphabetical designation, in the manner and to the extent described herein.

Distributions.................  On each Distribution Date, distributions on the
                                Certificates will be made first to the holders of the Class A-1 Certificates, then to the holders of the Class A-2 Certificates, then to the holders of the Class A-3 Certificates, then to the holders of the Class A-4 Certificates and then to the holders of the Class B Certificates, in the manner described below.

  A. Class A-1 Interest......   Interest on the outstanding Class A-1 Principal
                                Balance will accrue at the Class A-1 Pass-
                                Through Rate from           , 1996, or from the
                                most recent Distribution Date on which interest has been paid to but excluding the following
                                Distribution Date. The "Class A-1 Principal
                                Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class
                                A-1 Certificateholders in respect of principal.

                                Interest will be paid on the Class A-1
                                Certificates to the extent of the Amount
                                Available in the Collection Account on such Distribution Date (as described under "Description of the Certificates" herein). In the event the Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-1 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

  B. Class A-1 Principal.....   Class A-1 Certificateholders will be entitled
                                to receive on each Distribution Date as payment of principal, to the extent of the Amount
                                Available in the Collection Account after payment of all interest payable on the Class A-
                                1 Certificates, an amount equal to the sum of
                                  % (approximate) of the Formula Principal
                                Distribution Amount for such Distribution Date
                                plus the Unpaid Class A-1 Principal Shortfall
                                (as described under "Description of the
                                Certificates--Class A-1 Principal"), if any, from prior Distribution Dates.

                                The "Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Contract: (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period, (ii) the Scheduled Principal Balance (as defined below) of each Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Agreement on account of a breach of a representation or warranty, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period, and (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract (as defined below) during the related Monthly Period. A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs. The Scheduled Principal Balance of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Product securing such Contract have been recovered. See "Description of the Certificates-- Distributions" herein.

  C. Class A-2 Interest......   Interest on the outstanding Class A-2 Principal
                                Balance will accrue at the Class A-2 Pass-
                                Through Rate from           , 1996, or from the
                                most recent Distribution Date on which interest has been paid to but excluding the following
                                Distribution Date. The "Class A-2 Principal
                                Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class
                                A-2 Certificateholders in respect of principal.

                                Interest will be paid on the Class A-2
                                Certificates to the extent of the Amount
                                Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-2 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates."

  D. Class A-2 Principal.....   Class A-2 Certificateholders will be entitled
                                to receive on each Distribution Date as payment of principal, to the extent of the Amount
                                Available in the Collection Account after payment of all interest and principal payable on the Class A-1 Certificates and after payment of all interest payable on the Class A-2
                                Certificates, the sum of % (approximate) of the Formula

                                Principal Distribution Amount for such
                                Distribution Date plus the Unpaid Class A-2
                                Principal Shortfall, if any, from prior
                                Distribution Dates.

  E. Class A-3 Interest......   Interest on the outstanding Class A-3 Principal
                                Balance will accrue at the Class A-3 Pass-
                                Through Rate from           , 1996, or from the
                                most recent Distribution Date on which interest has been paid to but excluding the following
                                Distribution Date. The "Class A-3 Principal
                                Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class
                                A-3 Certificateholders in respect of principal.

                                Interest will be paid on the Class A-3
                                Certificates to the extent of the Amount
                                Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-3 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  F. Class A-3 Principal.....   Class A-3 Certificateholders will be entitled
                                to receive on each Distribution Date as payment of principal, to the extent of the Amount
                                Available in the Collection Account after payment of all interest and principal payable on the Class A-2 Certificates and after payment of all interest payable on the Class A-3
                                Certificates, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-
                                3 Principal Shortfall, if any, from prior
                                Distribution Dates.

  G. Class A-4 Interest......   Interest on the outstanding Class A-4 Principal
                                Balance will accrue at the Class A-4 Pass-
                                Through Rate from           , 1996, or from the
                                most recent Distribution Date on which interest has been paid to but excluding the following
                                Distribution Date. The "Class A-4 Principal
                                Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class
                                A-4 Certificateholders in respect of principal.

                                Interest will be paid on the Class A-4
                                Certificates to the extent of the Amount
                                Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-4 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  H. Class A-4 Principal.....
                                Class A-4 Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Amount Available in the Collection Account after payment of all interest and principal payable on the Class A-3 Certificates and after payment of all interest payable on the Class A-4 Certificates, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-4 Principal Shortfall, if any, from prior Distribution Dates.

  I. Class B Interest........   Interest on the outstanding Class B Principal
                                Balance will accrue at the Class B Pass-Through
                                Rate from           , 1996, or from the most
                                recent Distribution Date on which interest has been paid to but excluding the following
                                Distribution Date. The "Class B Principal
                                Balance" as of any Distribution Date will be the Original Class B Principal Balance minus all amounts previously distributed to the Class
                                B Certificateholders in respect of principal.

                                Interest will be paid on the Class B
                                Certificates to the extent of the Amount
                                Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-4 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class B Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B Pass-Through Rate, to the extent legally permissible. See "Description of the Certificates" herein.

  J. Class B Principal.......   Class B Certificateholders will be entitled to
                                receive on each Distribution Date as payment of principal, to the extent of the Amount
                                Available in the Collection Account after payment of all interest and principal payable on the Class A-4 Certificates and after payment of all interest payable on the Class B
                                Certificates, the sum of % (approximate) of the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class B
                                Principal Shortfall, if any, from prior
                                Distribution Dates.

Spread Account................  The Class A-1, Class A-2, Class A-3 and Class
                                A-4 Certificateholders will have the benefit of a Spread Account to be held in a segregated trust account by the Trustee. On any Distribution Date, if the Amount Available in the Collection Account (after making all distributions on each Class of Certificates with a prior numeric designation) is insufficient to distribute all interest and principal then payable on any such Class of Certificates, the Trustee will withdraw the amount of the deficiency (or the amount on deposit in the Spread Account, if less) and deposit such amount in the Collection Account. On any Distribution Date, an amount of funds in the Spread Account equal to . % of the aggregate principal balance of the Class A-2, Class A-3 and Class A-4 Certificates will not be available to cover a shortfall in principal distributable on any Class of Certificates, but would only be available to cover a shortfall in interest distributable on the Class A-1, Class A-2, Class A-3 and

                                Class A-4 Certificates. The remainder of the funds in the Spread Account would be available to cover any shortfall in interest or principal on the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates.

                                On the Closing Date, the amount on deposit in the Spread Account will be zero. On each Distribution Date the Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Certificates, in the Spread Account, unless the amount on deposit in the Spread Account equals
                                $             (subject to reduction as provided
                                in, and to the other terms and conditions contained in, the Agreement). The Spread Account is not, and shall not under any circumstances be deemed to be, included in the Trust. See "Description of the Certificates-- The Spread Account" herein.

Limited Guaranty..............  In order to mitigate the effect of the subordination of the Class B Certificates and the effect of liquidation losses on the Contracts, the Class B Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B Formula Distribution Amount (equal to accrued and unpaid interest on the Class B Certificates, plus % (approximate) of the Formula Principal Distribution Amount, plus any Unpaid Class B Principal Shortfall for such Distribution Date, and plus any Class B Principal Liquidation Loss not previously paid (as described under "Description of the Certificates--Losses on Liquidated Contracts" herein)) and the remaining Amount Available in the Collection Account after distribution of all interest and principal payable on the Class A-4 Certificates.

The Trust Property............  The Trust's assets (the "Trust Property") will include, among other things, a pool (the
                                "Contract Pool") of retail installment sales
                                contracts and promissory notes (the
                                "Contracts") for the purchase of a variety of consumer products (the "Products"), and all
                                payments due thereon on or after         1,
                                1996 (the "Cutoff Date"). The Trust Property will also include an assignment of Green Tree's security interests in the Products and of the right to receive proceeds from claims on certain insurance policies covering the Products or the Obligors, the Collection Account, including all investments therein, all income from the investment of funds therein and all proceeds thereof, a security interest in the funds in the Spread Account, and certain other rights under the Agreement. The Contracts will be transferred by Green Tree to the Trust pursuant to the Agreement, and Green Tree will be obligated to repurchase Contracts upon the occurrence of certain breaches of representations and warranties thereunder (a "Repurchase Event"). See "The Trust" herein.

Contracts.....................  The Contracts were originated or purchased by
                                Green Tree in the ordinary course of business. As of the Cutoff Date, the Contract Pool had a weighted average annual percentage rate of
                                     % and a weighted average remaining
                                maturity of    months. As of the Cutoff Date,
                                no Contract had a scheduled maturity prior to
                                           and no Contract was more than
                                days past due. The final scheduled payment date on the Contract with the latest maturity occurs
                                in             . The Contracts are prepayable
                                at any time without penalty to the purchaser or co-purchasers of the Product or other person or persons who are obligated to make payments thereunder (each, an "Obligor"). See "The Contract Pool" herein and "The Contracts" in the accompanying Prospectus.

Optional Purchase of            Green Tree or the Servicer may purchase all the
Contracts.....................  Contracts on any Distribution Date following the first Monthly Period as of which the Pool
                                Scheduled Principal Balance has declined to 10% or less of the Cutoff Date Principal Balance, subject to certain provisions in the Agreement.
                                See "Description of the Trust Documents--
                                Termination" in the accompanying Prospectus.

Tax Status....................  In the opinion of counsel to Green Tree, the
                                Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation. Each
                                Certificateholder will be treated for such purposes as the owner of an undivided interest in the Contracts and other Trust Property. Accordingly, each Certificateholder must report on its federal income tax return its share of the income from the Contracts and other Trust Property and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the Trust, determined in accordance with such Certificateholder's tax accounting method. In addition, it is anticipated that the Certificates may constitute stripped bonds within the meaning of the Code. See "Certain Federal Income Tax Consequences" herein and in the accompanying Prospectus.

ERISA Considerations..........  Subject to the conditions described herein, the
                                Class A-1 Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). No transfer of a Class A-2, Class A-3, Class A-4 or Class B Certificate will be permitted to be made to any employee benefit plan subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), unless the opinion of counsel described under "ERISA Considerations" herein is delivered to the Trustee. See "ERISA Considerations" herein and in the Prospectus.

Ratings.......................
                                It is a condition to the issuance of the Certificates that:

                                the Class A-1 Certificates be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "AAA" by Fitch Investors Service, L.P. ("Fitch") (together, the "Rating Agencies");

                                the Class A-2 Certificates be rated at least
                                "Aa3" by Moody's, at least "AA" by S&P, and at least "AA" by Fitch;

                                the Class A-3 Certificates be rated at least
                                "A3" by Moody's, at least "A+" by S&P, and at least "A" by Fitch;

                                the Class A-4 Certificates be rated at least
                                "Baa3" by Moody's, at least "BBB" by S&P, and at least "BBB-" by Fitch; and

                                the Class B Certificates be rated at least
                                "Baa1" by Moody's, at least "A-" by S&P, and at least "A" by Fitch.

                                A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agency. The rating of the Class B Certificates will be based in part on an assessment of Green Tree's ability to make payments under the Limited Guaranty. Any reduction in the Rating Agency's rating of Green Tree's debt securities may result in a similar reduction in the rating of the Class B Certificates.

                                 RISK FACTORS

  Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Certificates:

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

  Green Tree began originating conditional sale contracts for recreational vehicles in 1985 and for motorcycles in May 1988, but has less extensive underwriting and servicing experience with other types of products financed by the Contracts. Although Green Tree has calculated and presented herein its delinquency and net loss experience with respect to its servicing portfolio of consumer and equipment contracts, there can be no assurance that the information presented will reflect actual experience with respect to the Contracts. In addition, there can be no assurance that the future delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better or worse than that set forth herein with respect to Green Tree's servicing portfolio. See "The Contract Pool--Delinquency, Loan Loss and Repossession Information" and "--Selection Criteria" herein.

GEOGRAPHIC CONCENTRATION OF CONTRACTS

  As of the Cutoff Date the Obligors on approximately      %,      % and     %
of the Contracts (based on principal balance and billing address of the
Obligor) were located in          ,       and        , respectively. See "The
Contract Pool" herein. Accordingly, adverse economic conditions or other factors particularly affecting any of these states could adversely affect the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts.

                                   THE TRUST

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

  Green Tree will establish the Trust pursuant to the Agreement, by selling and assigning the Contracts and the other Trust Property to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon.

  Each Certificate will represent a fractional undivided interest in the Trust. The Trust Property will include, among other things, (i) the Contract Pool; (ii) all payments due thereon on or after the Cutoff Date (excluding certain insurance premiums, late fees and other servicing charges); (iii) such amounts as from time to time may be held in the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof); (iv) a security interest in the funds in the Spread Account; (v) an assignment of the security interests of Green Tree in the Products; (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Products or the Obligors; and (vii) certain other rights under the Agreement. See "The Contracts" and "Description of the Trust Documents--Collections" in the accompanying Prospectus.

  Green Tree, as custodian on behalf of the Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Contract and evidencing the security interest in the Product securing each Contract (the "Contract Files"). In order to protect the Trust's ownership interest in the Contracts, Green Tree will file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Contracts and the related Trust Property.

THE TRUSTEE

                                   is the Trustee under the Agreement.
      is a national banking association the principal offices of which are
located at                                          .

                               THE CONTRACT POOL

GENERAL

  The Contract Pool consists of Contracts having an aggregate principal
balance as of the Cutoff Date of $               (the "Cutoff Date Pool
Principal Balance"). The Contracts were originated between              and
            . All of the Contracts are retail installment sales contracts and promissory notes purchased by Green Tree from Dealers who regularly originate and sell such contracts to Green Tree, or originated by Green Tree directly.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

  The following tables set forth information relating to Green Tree's delinquency, loan loss and repossession experience for each period indicated with respect to all consumer product and equipment contracts it has purchased and continues to service. This information includes the experience with respect to all consumer product contracts in Green Tree's portfolio of consumer product contracts serviced during each such period, including consumer product and equipment contracts which do not meet the criteria for selection as a Contract. Green Tree began originating conditional sale contracts for recreational vehicles in 1985 and for motorcycles in 1988, but has less extensive underwriting and servicing experience with other types of products financed by the Contracts. Accordingly, the delinquency, loan loss and repossession experience presented below largely represents experience only with recreational vehicle and motorcycle contracts. In addition, because of the rapid growth of Green Tree's portfolio of consumer product and equipment contracts, the experience shown in more recent periods may not be indicative of the experience to be expected from a more seasoned portfolio.

                            DELINQUENCY EXPERIENCE

                                             AT DECEMBER 31,              AT
                                       ------------------------------         ,
                                        1992    1993    1994    1995     1996
                                       ------  ------  ------  ------  --------
Number of Contracts Outstanding (1)..  16,215  16,386  21,137
Number of Contracts Delinquent (2)...
  30-59 Days.........................     136     151     181
  60-89 Days.........................      34      34      50
  90 Days or More....................     107     108     134
                                       ------  ------  ------  ------    ---
Total Contracts Delinquent...........     277     293     365
                                       ======  ======  ======  ======    ===
Delinquencies as a Percentage of
 Contracts Outstanding (3)...........    1.71%   1.79%   1.73%       %

- --------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of contracts.

                       LOAN LOSS/REPOSSESSION EXPERIENCE

                               YEAR ENDED DECEMBER 31,
                         --------------------------------------      MONTHS ENDED
                           1992      1993      1994      1995           , 1996
                         --------  --------  --------  -------- -----------------
Number of Contracts
 Serviced (1)...........   16,257    16,415    21,184
Principal Balance of
 Contracts (1).......... $128,561  $113,391  $148,734
Contract Liquidations
  Units.................      269       175       160
  Percentage (2)........     1.65%     1.07%     0.76%
Net Losses:
  Dollars (3)........... $  1,867  $    981  $    884
  Percentage (4)........     1.45%     0.87%     0.59%

- --------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

  The consumer product contracts in Green Tree's servicing portfolio include consumer product contracts other than the Contracts, including consumer product contracts which do not meet the criteria for selection as a Contract. There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Contracts will be better than, worse than or comparable to the experience set forth above. See "Risk Factors--Delinquency, Loan Loss and Repossession Experience" herein.

CERTAIN OTHER CHARACTERISTICS

  The Contracts (i) had a remaining maturity, as of the Cutoff Date, of at
least   months, but not more than     months, (ii) had an original maturity of
at least    months, but not more than     months, (iii) had an original
principal balance of at least $         and not more than $          , (iv)
had a remaining principal balance as of the Cutoff Date of at least $
and not more than $           and (v) had a contractual rate of interest
("Contract Rate") of at least     % and not more than      %. Neither Green
Tree nor the Servicer may substitute other consumer product contracts for the Contracts at any time during the term of the Agreement.

                                                              % OF                        WEIGHTED            WEIGHTED
                                                             CUTOFF              WEIGHTED  AVERAGE  WEIGHTED  AVERAGE
                                     % OF      SCHEDULED    DATE POOL  AVERAGE   AVERAGE  ORIGINAL   AVERAGE  LOAN-TO-
                         NUMBER OF CONTRACT    PRINCIPAL    PRINCIPAL PRINCIPAL  CONTRACT SCHEDULED REMAINING  VALUE
       ASSET TYPE        CONTRACTS   POOL       BALANCE      BALANCE   BALANCE     RATE     TERM    TERM (1)   RATIO
       ----------        --------- -------- --------------- --------- ---------- -------- --------- --------- --------
Horse Trailers.........
Marine.................
Motorcycle.............
Trucks.................
Aircraft...............
Sport Vehicles.........
Keyboard Instruments...
Recreational Vehicles..
                          ------    ------  ---------------  ------   ----------  ------    ----      ----      ---
 Total.................
                          ======    ======  ===============  ======   ==========  ======    ====      ====      ===

- --------
(1) Based on scheduled payments due after the Cutoff Date and assuming no prepayments on the Contracts.

                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS

                         NUMBER OF PERCENT OF NUMBER                   PERCENT OF CUTOFF DATE
       STATE (1)         CONTRACTS   OF CONTRACTS    PRINCIPAL BALANCE   PRINCIPAL BALANCE
       ---------         --------- ----------------- ----------------- ----------------------
Alaska..................
Arkansas................
Arizona.................
California..............
Colorado................
Connecticut.............
District of Columbia....
Delaware................
Florida.................
Georgia.................
Hawaii..................
Iowa....................
Idaho...................
Illinois................
Indiana.................
Kansas..................
Kentucky................
Louisiana...............
Massachusetts...........
Maryland................
Maine...................
Michigan................
Minnesota...............
Missouri................
Mississippi.............
Montana.................
North Carolina..........
North Dakota............
Nebraska................
New Hampshire...........
New Jersey..............
New Mexico..............
Nevada..................
New York................
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Virginia................
Vermont.................
Washington..............
Wisconsin...............
West Virginia...........
Wyoming.................
Non-U.S. based service
 personnel..............
                          ------        ------        ---------------          ------
  Total.................                100.00%       $                        100.00%
                          ======        ======        ===============          ======

- --------
(1) Based on the address of the Obligor set forth in Green Tree's records.

                   DISTRIBUTION OF ORIGINAL CONTRACT AMOUNTS

                                                AGGREGATE
                                                PRINCIPAL          % OF
                                                 BALANCE       CONTRACT POOL
                               NUMBER OF       OUTSTANDING    BY OUTSTANDING
                               CONTRACTS      AS OF CUTOFF   PRINCIPAL BALANCE
 ORIGINAL CONTRACT AMOUNT  AS OF CUTOFF DATE      DATE       AS OF CUTOFF DATE
 ------------------------  ----------------- --------------- -----------------
Less than $10,000.........                                              %
Between $10,000 and
 $19,999..................
Between $20,000 and
 $29,999..................
Between $30,000 and
 $39,999..................
Between $40,000 and
 $49,999..................
Between $50,000 and
 $59,999..................
Between $60,000 and
 $69,999..................
Between $70,000 and
 $79,999..................
Between $80,000 and
 $89,999..................
Between $90,000 and
 $99,999..................
Between $100,000 and
 $109,999.................
Between $110,000 and
 $119,999.................
Between $120,000 and
 $129,999.................
Between $130,000 and
 $139,999.................
Between $140,000 and
 $149,999.................
Between $150,000 and
 $159,999.................
Between $160,000 and
 $169,999.................
Between $170,000 and
 $179,999.................
Between $180,000 and
 $189,999.................
Between $190,000 and
 $199,999.................
Between $200,000 and
 $249,999.................
Between $250,000 and
 $299,999.................
Between $300,000 and
 $349,999.................
Between $350,000 and
 $399,999.................
                                ------       ---------------      ------
  Total...................                   $                    100.00%
                                ======       ===============      ======

                        YEAR OF ORIGINATION OF CONTRACTS

                                                                      % OF
                                                  AGGREGATE       CONTRACT POOL
                                NUMBER OF     PRINCIPAL BALANCE  BY OUTSTANDING
  YEAR OF                       CONTRACTS        OUTSTANDING    PRINCIPAL BALANCE
 OIGINATIONR                AS OF CUTOFF DATE AS OF CUTOFF DATE AS OF CUTOFF DATE
- -----------                 ----------------- ----------------- -----------------
   1985....................                                                %
   1986....................
   1987....................
   1988....................
   1989....................
   1990....................
   1991....................
   1992....................
   1993....................
   1994....................
   1995....................
   1996....................
                                 ------        ---------------       ------
     Total.................                    $                     100.00%
                                 ======        ===============       ======

- --------
   *Indicates an amount greater than zero but less than .005% of the Cutoff Date Pool Principal Balance.

                 DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS

                                                  AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
    LOAN-TO-VALUE RATIO        AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
    -------------------       ------------------- ------------------- -------------------------
Less than 61%.............                                                           %
From 61 to 65%............
From 66 to 70%............
From 71 to 75%............
From 76 to 80%............
From 81 to 85%............
From 86 to 90%............
From 91 to 95%............
Over 95%..................
                                    ------          ---------------            ------
  Total...................                          $                          100.00%
                                    ======          ===============            ======

                                 CONTRACT RATES

                                                  AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
       CONTRACT RATE           AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
       -------------          ------------------- ------------------- -------------------------
Less than  9.00000%.......                                                           %
 9.00001%-10.00000%.......
10.00001%-11.00000%.......
11.00001%-12.00000%.......
12.00001%-13.00000%.......
13.00001%-14.00000%.......
14.00001%-15.00000%.......
15.00001%-16.00000%.......
16.00001%-17.00000%.......
Over 17.00000%............
                                    ------          ---------------            ------
  Total...................                          $                          100.00%
                                    ======          ===============            ======

                          REMAINING MONTHS TO MATURITY

                                                  AGGREGATE PRINCIPAL   % OF CONTRACT POOL BY
                              NUMBER OF CONTRACTS BALANCE OUTSTANDING   OUTSTANDING PRINCIPAL
REMAINING MONTHS TO MATURITY   AS OF CUTOFF DATE   AS OF CUTOFF DATE  BALANCE AS OF CUTOFF DATE
- ----------------------------  ------------------- ------------------- -------------------------
Fewer than 16.............                                                           %
 16- 30...................
 31- 45...................
 46- 60...................
 61- 75...................
 76- 90...................
 91-105...................
106-120...................
121-135...................
136-150...................
151-165...................
166-180...................
181-195...................
196-210...................
211-225...................
226-240...................
                                    ------          ---------------            ------
  Total...................                          $                          100.00%
                                    ======          ===============            ======

                      YIELD AND PREPAYMENT CONSIDERATIONS

  The following information supplements the information in the Prospectus under the heading "Yield and Prepayment Considerations."

  The Servicer and Green Tree each have the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than 10% of the Cutoff Date Pool Principal Balance. See "Description of the Trust Documents--Termination" in the Prospectus.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments on the Contracts on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on the Contracts may be in the form of scheduled amortization or prepayments (including, for this purpose, liquidations due to default).

  The "Base Case" prepayment model used in the table below represents Green Tree management's best estimate of the weighted average projected prepayment speed of the Contracts. This estimate was prepared based on Green Tree's and industry prepayment experience with contracts financing the purchase of each type of Product. Based on this experience, Green Tree management's best estimate of projected prepayment speeds varied by the type of Product financed, both as to relative prepayment rate and the appropriate model of prepayment rate:

                                                                 BASE CASE
                              PRODUCT                         PREPAYMENT RATE
                              -------                         ---------------
      Horse Trailers, Aircraft, Sport Vehicles and Keyboard
       Instruments...........................................       % CPR
      Marine.................................................       % SPA
      Motorcycles and Recreational Vehicles..................       % CPR
      Trucks.................................................       % ABS

  The models used in this Prospectus Supplement are the Constant Prepayment Rate ("CPR"), the Standard Prepayment Assumption ("SPA") and the Absolute Prepayment Model ("ABS"). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the Contracts related to all Products other than marine products and trucks. The SPA represents an assumed rate of prepayment each month of the outstanding principal balance of the Contracts related to marine products. The ABS represents an assumed rate of prepayment each month relative to the original number of Contracts related to trucks in the pool of Contracts.

  As used in the following table, the columns headed 80%, 90%, 100%, 110% and 120% assume that prepayments on the Contracts are made at Base Case Prepayment Rates of 80%, 90%, 100%, 110% and 120%, respectively. For example, 80% Base Case Prepayment Rate and 120% Base Case Prepayment Rate mean that Contracts related to Horse Trailers, Aircraft, Sport Vehicles and Keyboard Instruments
have been assumed to have a prepayment rate equal to     % CPR and     % CPR,
respectively; Contracts related to marine products have been assumed to have a
prepayment rate equal to    % SPA and    % SPA, respectively; Contracts
related to motorcycles and recreational vehicles have been assumed to have a
prepayment rate equal to     % CPR and     % CPR, respectively; and Contracts
related to trucks have been assumed to have a prepayment rate equal to    %
ABS and    % ABS, respectively. NONE OF CPR, SPA OR ABS PURPORT TO BE A
HISTORICAL

DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF CONTRACTS, INCLUDING THE CONTRACTS.

  The Base Case prepayment model is Green Tree management's best estimate of the prepayment rates that may be experienced on the Contracts. Because Green Tree began originating and servicing contracts for many of the Products only recently, such estimate is based in part on industry experience with similar contracts rather than Green Tree's experience. There can be no assurance that Contracts for the purchase of any type of Product will experience prepayments at such projected rates or in the manner assumed by the prepayment model used for that type of Contract, or that the Contracts in the aggregate will experience prepayments similar to the overall prepayment rate or in the manner projected in the Base Case.

  The weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the percentages of the Base Case prepayment model set forth in the table; (ii) either Green Tree or the Servicer exercises its right of optional termination described above;
(iii) the Cutoff Date Pool Principal Balance is $               and the
Contracts have the characteristics described under "The Contract Pool"; (iv) no interest shortfalls will arise in connection with prepayments in full of the Contracts; (v) distributions are made on the Certificates on the 15th day
of each month commencing in        1996; and (vi) the Certificates are issued
on            , 1996. No representation is made that the Contracts will not experience delinquencies or losses.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

WEIGHTED AVERAGE LIFE OF THE CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF THE
                  BASE CASE PREPAYMENT MODEL SET FORTH BELOW:

                                                          80% 90% 100% 110% 120%
                                                          --- --- ---- ---- ----
      Weighted Average Life (years)......................

                        DESCRIPTION OF THE CERTIFICATES

  The following information supplements and, to the extent inconsistent therewith, supersedes the information contained in the accompanying Prospectus. Prospective Certificateholders should consider, in addition to the information below, the information in the accompanying Prospectus under "The Certificates," "Certain Information Regarding the Securities," and "Description of the Trust Documents."

  The Certificates offered hereby will be issued pursuant to the Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The following summary of the Certificates and the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates, the Agreement and the Prospectus. Where particular provisions of or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary. Capitalized terms used in this summary of the Agreement and not defined herein or in the Prospectus have the meanings assigned in the Agreement.

DISTRIBUTIONS

  On each Distribution Date, distributions on the Certificates will be made from the Amount Available in the Collection Account first to the holders of the Class A-1 Certificates, then to the holders of the Class A-2 Certificates, then to the holders of the Class A-3 Certificates, then to the holders of the Class A-4 Certificates and then to the holders of the Class B Certificates, in the manner and order of priority described below.

CLASS A-1 INTEREST

  Interest on the outstanding Class A-1 Principal Balance will accrue at the
Class A-1 Pass-Through Rate from           , 1996, or from the most recent
Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-1 Principal Balance" as of any Distribution Date will be the Original Class A-1 Principal Balance minus all amounts previously distributed to the Class A-1 Certificateholders in respect of principal, and minus any Class A-1 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-1 Certificates to the extent of the Amount Available in the Collection Account on such Distribution Date. In the event the Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-1 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-1 Pass-Through Rate, to the extent legally permissible.

CLASS A-1 PRINCIPAL

  Class A-1 Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Amount Available in the Collection Account after payment of all interest payable on
the Class A-1 Certificates, an amount equal to the sum of   % (approximate) of
the Formula Principal Distribution Amount for such Distribution Date plus the Unpaid Class A-1 Principal Shortfall, if any, for such Distribution Date. The "Formula Principal Distribution Amount" with respect to any Distribution Date will be an amount equal to the sum of the following amounts with respect to the related Monthly Period, in each case computed in accordance with the method specified in each Contract: (i) all scheduled payments of principal due on each outstanding Contract during the related Monthly Period, (ii) the Scheduled Principal Balance (as defined below) of each Contract which, during the related Monthly Period, was purchased by Green Tree pursuant to the Agreement on account of a breach of a representation or warranty, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during the related Monthly Period, and (iv) the Scheduled Principal Balance of each Contract that became a Liquidated Contract (as defined below) during the related Monthly Period. A "Monthly Period" with respect to a Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs. The Scheduled Principal Balance of a Contract for any Monthly Period is its principal balance as specified in its amortization schedule, after giving effect to any previous Partial Principal Prepayments and to the scheduled payment due on its scheduled payment date (the "Due Date") in that month, but without giving effect to any adjustments due to bankruptcy or similar proceedings. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Product securing such Contract have been recovered. The "Unpaid Class A-1 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-1 Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any Class A-1 Principal Liquidation Loss.

CLASS A-2 INTEREST

  Interest on the outstanding Class A-2 Principal Balance will accrue at the
Class A-2 Pass-Through Rate from            , 1996, or from the most recent
Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-2 Principal Balance" as of any Distribution Date will be the Original Class A-2 Principal Balance minus all amounts previously distributed to the Class A-2 Certificateholders in respect of principal, and minus any Class A-2 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-2 Certificates to the extent of the Amount Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-1 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-2 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-2 Pass-Through Rate, to the extent legally permissible.

CLASS A-2 PRINCIPAL

  Class A-2 Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Amount Available in the Collection Account after payment of all interest and principal payable on the Class A-1 Certificates and after payment of all
interest payable on the Class A-2 Certificates, the sum of   % (approximate)
of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-2 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-2 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-2 Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any Class A-2 Principal Liquidation Loss.

CLASS A-3 INTEREST

  Interest on the outstanding Class A-3 Principal Balance will accrue at the
Class A-3 Pass-Through Rate from            , 1996, or from the most recent
Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-3 Principal Balance" as of any Distribution Date will be the Original Class A-3 Principal Balance minus all amounts previously distributed to the Class A-3 Certificateholders in respect of principal, and minus any Class A-3 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-3 Certificates to the extent of the Amount Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-2 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-3 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-3 Pass-Through Rate, to the extent legally permissible.

CLASS A-3 PRINCIPAL

  Class A-3 Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Amount Available in the Collection Account after payment of all interest and principal payable on the Class A-2 Certificates and after payment of all
interest payable on the Class A-3 Certificates, the sum of   % (approximate)
of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-3 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-3 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-3 Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any Class A-3 Principal Liquidation Loss.

CLASS A-4 INTEREST

  Interest on the outstanding Class A-4 Principal Balance will accrue at the
Class A-4 Pass-Through Rate from           , 1996, or from the most recent
Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class A-4 Principal Balance" as of any Distribution Date will be the Original Class A-4 Principal Balance minus all amounts previously distributed to the Class A-4 Certificateholders in respect of principal, and minus any Class A-4 Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class A-4 Certificates to the extent of the Amount Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-3 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class A-4 Certificates, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class A-4 Pass-Through Rate, to the extent legally permissible.

CLASS A-4 PRINCIPAL

  Class A-4 Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Amount Available in the Collection Account after payment of all interest and principal payable on the Class A-3 Certificates and after payment of all
interest payable on the Class A-4 Certificates, the sum of   % (approximate)
of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class A-4 Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class A-4 Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class A-4 Certificates on any prior Distribution Date but not paid on any intervening Distribution Date, less any Class A-4 Principal Liquidation Loss.

CLASS B INTEREST

  Interest on the outstanding Class B Principal Balance will accrue at the
Class B Pass-Through Rate from            , 1996, or from the most recent
Distribution Date on which interest has been paid to but excluding the following Distribution Date. The "Class B Principal Balance" as of any Distribution Date will be the Original Class B Principal Balance minus all amounts previously distributed to the Class B Certificateholders in respect of principal, and minus any Class B Principal Liquidation Loss (described below under "--Losses on Liquidated Contracts").

  Interest will be paid on the Class B Certificates to the extent of the Amount Available in the Collection Account on such Distribution Date, after payment of all interest and principal then payable on the Class A-4 Certificates. In the event such remaining Amount Available in the Collection Account is not sufficient to make a full distribution of interest on the Class B Certificates and Green Tree for any reason fails to pay such amount under the Limited Guaranty, the amount of the shortfall will be carried forward and added to the amount of interest payable on the next Distribution Date. Any amount so carried forward will bear interest at the Class B Pass-Through Rate, to the extent legally permissible.

CLASS B PRINCIPAL

  Class B Certificateholders will be entitled to receive on each Distribution Date as payment of principal, to the extent of the Amount Available in the Collection Account after payment of all interest and principal payable on the Class A Certificates and after payment of all interest payable on the Class B
Certificates, the sum of   % (approximate) of the Principal Payment for such
Distribution Date, plus any Unpaid Class B Principal Shortfall (as defined below) for such Distribution Date.

  The "Unpaid Class B Principal Shortfall" for any Distribution Date will equal any amount required to be paid in respect of principal on the Class B Certificates on any prior Distribution Date but not paid by Green Tree under the Limited Guaranty or out of the Amount Available on such prior Distribution Date or any intervening Distribution Date, less any Class B Principal Liquidation Loss.

THE SPREAD ACCOUNT

  The Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders will have the benefit of a Spread Account to be held in a segregated trust account by the Trustee. On any Distribution Date, if the Amount Available in the Collection Account (after making all distributions on each Class of Certificates with a prior numeric designation) is insufficient to distribute all interest and principal then payable on any such Class of Certificates, the Trustee will withdraw the amount of the deficiency (or the amount on deposit in the Spread Account, if less) and deposit such amount in the Collection Account. On any Distribution Date, an amount of funds in the Spread Account
equal to   % of the aggregate principal balance of the Class A-2, Class A-3 and Class A-4 Certificates will not be available to cover a shortfall in principal distributable on any Class of Certificates, but would only be available to cover a shortfall in interest distributable on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. The remainder of the funds in the Spread Account would be available to cover any shortfall in interest or principal on the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates.

  On the Closing Date, the amount on deposit in the Spread Account will be zero. On each Distribution Date the Trustee will deposit all funds remaining in the Collection Account, after distribution of all interest and principal then payable on the Certificates, in the Spread Account, unless the amount on
deposit in the Spread Account equals $             (subject to reduction as
provided in, and to the other terms and conditions contained in, the Agreement). Funds in the Spread Account will be invested in Eligible Investments that mature no later than the next Distribution Date, and earnings on such investments will be distributed monthly to the owner of the Spread Account, which will be a subsidiary of Green Tree. The Spread Account is not, and shall not under any circumstances be deemed to be, included in the Trust. Accordingly, any amount remaining in the Spread Account upon termination of the Trust will be distributed to the owner of the Spread Account.

  The owner of the Spread Account may at any time obtain the release of all or a portion of the cash on deposit in the Spread Account by delivering to the Trustee or its agent a letter of credit or other form of credit enhancement that satisfies the conditions set forth in the Pledge Agreement relating to the Spread Account (including the requirement that any such substitution will not result in a reduction or withdrawal of any Rating Agency's rating of the Certificates). The cost of obtaining or maintaining any such credit enhancement will be borne solely by the owner of the Spread Account.

LIMITED GUARANTY

  In order to mitigate the effect of the subordination of the Class B Certificates and the effect of liquidation losses and delinquencies on the Contracts, the Class B Certificateholders are entitled to receive on each Distribution Date the amount equal to the Guaranty Payment, if any, under Green Tree's Limited Guaranty. The Guaranty Payment for any Distribution Date will equal the difference, if any, between the Class B Formula Distribution Amount (equal to accrued and unpaid interest on the Class B Certificates, plus
  % (approximate) of the Formula Principal Distribution Amount for such Distribution Date, plus any Unpaid Class B Principal Shortfall, plus any Class B Principal Liquidation Loss) and the remaining Amount Available in the Collection Account after distribution of all interest and principal payable on the Class A-4 Certificates.

  The Limited Guaranty will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guaranty will not benefit in any way, or result in any payment to, the Class A-1, Class A-2, Class A-3 or Class A-4
Certificateholders.

  As compensation for servicing the Contracts and providing the Limited Guaranty, Green Tree will be entitled to receive the Monthly Servicing and Guaranty Fee on each Distribution Date, equal to the Amount Available remaining after payment of the Class B Formula Distribution Amount and any deposit into the Spread Account required on that Distribution Date.

LOSSES ON LIQUIDATED CONTRACTS

  As described above, the distribution of principal to each Class of Certificates is intended to equal such Class's percentage of the Formula Principal Distribution Amount, which in turn includes the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the month preceding the month of such distribution. If the Net Liquidation Proceeds from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, the deficiency will, in effect, be absorbed first by the Monthly Servicing and Guaranty Fee otherwise payable to Green Tree, then by the Class B Certificateholders (although Green Tree will be obligated to make a Guaranty Payment equal to any shortfall in the distribution to the Class B Certificateholders), and then by each other Class of Certificates in inverse numerical order.

  If the Amount Available in the Collection Account for any Distribution Date, after making all required distributions of interest and principal to more senior Classes of Certificates, is insufficient to make a full distribution of interest and/or principal to a Class of Certificates, such deficiency will be carried forward and added to the amount to be distributed to such Class on the following Distribution Date.

  If the Pool Scheduled Principal Balance for any Distribution Date is less than the aggregate Certificate Balance after giving effect to all distributions of principal on such Distribution Date, then the Class B Certificate Balance will be reduced by the amount of such deficiency (a "Class B Principal Liquidation Loss"). Green Tree will be obligated to pay the amount of any such Class B Principal Liquidation Loss under the Limited Guaranty. If Green Tree should fail to pay such amount, however, the amount distributable on the Class B Certificates on future Distribution Dates would include interest on any such Class B Principal Liquidation Loss at the Class B Pass-Through Rate (and, to the extent legally permissible, interest on any unpaid interest at the Class B Pass-Through Rate) accrued from the date such Class B Principal Liquidation Loss was incurred, and the amount of such Class B Principal Liquidation Loss.

  Similarly, if the Class B Principal Balance were reduced to zero (which would be caused only by Class B Principal Liquidation Losses, whether or not Green Tree makes any required payments under the Limited Guaranty) and the Pool Scheduled Principal Balance on any Distribution Date were less than the aggregate Certificate Balance after giving effect to distributions of principal on such Distribution Date, then the Class A-4 Certificate Balance would be reduced by the amount of such deficiency (a "Class A-4 Principal Liquidation Loss"). The amount distributable on the Class A-4 Certificates on future Distribution Dates would include interest on any such Class A-4 Principal Liquidation Loss at the Class A-4 Pass-Through Rate (and, to the extent legally permissible, interest on such unpaid interest at the Class A-4 Pass-Through Rate) accrued from the date such Class A-4 Principal Liquidation Loss was incurred, and the amount of such Class A-4 Principal Liquidation Loss. Each more senior Class of Certificates would similarly be subject to reduction in its Certificate Balance if the aggregate Certificate Balance of all more junior Classes of Certificates were reduced to zero and the Pool Scheduled Principal Balance were less than the aggregate Certificate Balance, and would similarly be entitled on future Distribution Dates to receive interest on any such Principal Liquidation Loss at the applicable Pass-Through Rate, and the amount of such Principal Liquidation Loss. The respective percentages of the Formula Principal Distribution Amount distributable to each Class of Certificates on each Distribution Date will not be affected by any Principal Liquidation Loss experienced by a Class of Certificates. Accordingly, even if a Class of Certificates has experienced a Principal Liquidation Loss, such Class will continue to be entitled to receive its respective percentage of the Formula Principal Distribution Amount (or, if the Amount Available in the Collection Account is insufficient to make such distribution, such Class will be entitled to receive the amount of such deficiency on subsequent Distribution Dates as an Unpaid Principal Shortfall).

STATEMENTS TO CERTIFICATEHOLDERS

  On each Distribution Date, the Trustee will include with the distribution to each Certificateholder a statement (based on the information in the Servicer's Certificate), setting forth the following information for the related Monthly
Period:

    (i) the amount of the distribution allocable to interest for each Class;

    (ii) the amount of the distribution allocable to principal for each Class;

    (iii) the Certificate Balance and the Pool Factor for each Class after giving effect to the amounts distributed in respect of principal on such Distribution Date;

    (iv) the Unpaid Principal Shortfall, if any, and the Principal Liquidation Loss, if any, for each Class;

    (v) the amount of the Monthly Servicing and Guaranty Fee paid to the Servicer with respect to such Monthly Period; and

    (vi) the amount of Advances made by the Servicer with respect to such Distribution Date, and the amount paid to the Servicer on such Distribution Date as reimbursement of Advances made on previous Distribution Dates.

The amounts set forth pursuant to clauses (i) and (ii) above will be expressed as a dollar amount per $1,000 of original principal balance of a Certificate.

  Unless and until Definitive Certificates are issued, such reports will be sent on behalf of the Trust to the Trustee and Cede & Co., as registered holder of the Certificates and the nominee of DTC. Certificate Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners and payment of reproduction and postage expenses associated with the distribution of such reports, from the Trustee. See "Reports to Certificateholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities--Statements to Securityholders" in the accompanying Prospectus.

  Within the required period of time after the end of each calendar year, the Trustee will furnish to each person who at any time during such calendar year was a Certificateholder, a statement as to the aggregate amounts of interest and principal paid to such Certificateholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Certificateholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" in the accompanying Prospectus.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In addition to the opinions of counsel described under "Certain Federal Income Taxes" in the Prospectus, Dorsey & Whitney LLP, counsel to the Seller, will deliver its opinion that, assuming ongoing compliance with the terms of the Pooling and Servicing Agreement, the Trust will be classified as a grantor trust for federal income tax purposes and not as an association which is taxable as a corporation.

  For further information regarding federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences-- Grantor Trust Series" in the Prospectus. Specifically, because the Certificates may constitute stripped bonds, within the meaning of the Code, potential investors should review the discussion under "Certain Federal Income Tax Consequences--GRANTOR TRUST SERIES--Stripped Certificates" in the Prospectus.

                             ERISA CONSIDERATIONS

  The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

  The U.S. Department of Labor ("DOL") has granted substantially identical
administrative exemptions to       (Prohibited Transaction Exemption      ;
Exemption Application No.       ,    Fed. Reg.      (    )) and to
(Prohibited Transaction Exemption      , Exemption Application No.     ,
Fed. Reg.       (    )) (collectively referred to as the "Exemption") from
certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include consumer installment sales, contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A-1 Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

  Among the conditions which must be satisfied for the Exemption to apply to the Class A-1 Certificates are the following:

    (1) The acquisition of the Class A-1 Certificates by a Plan is on terms (including the price for the Class A-1 Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Class A-1 Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Class A-1 Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co.;

    (4) The trustee of the Plan is not an affiliate of any member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A-1 Certificates represents not more than reasonable compensation for underwriting the Class A-1 Certificates. The sum of all payments made to and retained by Green Tree pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Class A-1 Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

  Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1 Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A-1 Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A-1 Certificates does not exceed twenty-five (25) percent of all of the Class A-1 Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by Green Tree, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

  Green Tree believes that the Exemption will apply to the acquisition and holding of Class A-1 Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than five (5) percent of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A-1 Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1 Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

  No transfer of Class A-2, Class A-3, Class A-4 or Class B Certificates will be permitted to be made to a Plan unless such Plan, at its expense, delivers to the Trustee and Green Tree an opinion of counsel (in form satisfactory to the Trustee and Green Tree) to the effect that the purchase or holding of a Class A-2, Class A-3, Class A-4 or Class B Certificate by such Plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, Green Tree or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Unless such opinion is delivered, each person acquiring a Class A-2, Class A-3, Class A-4 or Class B Certificate or any interest therein will be deemed to represent to the Trustee, Green Tree and the Servicer that such person is neither a Plan, nor acting on behalf of a Plan, subject to ERISA or to Section 4975 of the Code.

                                 UNDERWRITING

  The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from Green Tree the respective principal amounts of Certificates set forth opposite their names below:

                               CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4     CLASS B
        UNDERWRITER           CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES CERTIFICATES
        -----------           ------------ ------------ ------------ ------------ ------------
                     .......  $             $           $            $            $

 ...........................
                              -----------   ----------  -----------  -----------  -----------
    Total...................  $             $           $            $            $
                              ===========   ==========  ===========  ===========  ===========

  The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the Certificates offered hereby, if any of such Certificates are purchased.

  Green Tree has been advised by       the Representative of the several
Underwriters, that the Underwriters propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a
concession not in excess of    % of the principal amount of the Class A-1
Certificates,    % of the Class A-2 Certificates,    % of the Class A-3
Certificates,    % of the Class A-4 Certificates and    % of the Class B
Certificates, and that the Underwriters and such dealers may reallow a
discount of not in excess of     % of the principal amount of the Class A-1
Certificates,    % of the Class A-2 Certificates,     % of the Class A-3
Certificates,    % of the Class A-4 Certificates and    % of the Class B
Certificates, to other dealers. The public offering price and the concession and discount to dealers may be changed by the Representative after the initial public offering of the Certificates offered hereby.

  Green Tree has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Green Tree does not intend to apply for listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

                                 LEGAL MATTERS

  Certain matters with respect to the legality of the Certificates and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" will be passed upon for Green Tree by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Certificates will be passed upon for the Underwriters by Brown & Wood, New York, New York.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
 NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND ANY INFOR-MATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY GREEN TREE OR ANY UNDERWRITER. THIS PROSPEC-TUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THE PROSPECTUS SUPPLEMENT RE-
LATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD
BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PRO-SPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF GREEN TREE OR
THE TRUST SINCE THE DATE HEREOF.

                              ------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                           Prospectus Supplement
Reports to Certificateholders..............................................  S-2
Summary of the Terms of the Certificates...................................  S-3
Risk Factors............................................................... S-10
The Trust.................................................................. S-10
The Contract Pool.......................................................... S-11
Yield and Prepayment Considerations........................................ S-16
Description of the Certificates............................................ S-17
Certain Federal Income Tax Consequences.................................... S-23
ERISA Considerations....................................................... S-23
Underwriting............................................................... S-25
Legal Matters.............................................................. S-25
                                Prospectus
Available Information......................................................    2
Reports to Securityholders.................................................    2
Incorporation of Certain Documents by Reference............................    2
Prospectus Summary.........................................................    3
Risk Factors...............................................................   11
The Trusts.................................................................   13
The Contracts..............................................................   13
Green Tree Financial Corporation...........................................   14
Yield and Prepayment Considerations........................................   15
Pool Factor................................................................   16
Use of Proceeds............................................................   16
The Certificates...........................................................   16
The Notes..................................................................   17
Certain Information Regarding the Securities...............................   21
Description of the Trust Documents.........................................   24
Certain Legal Aspects of the Contracts.....................................   33
Certain Federal Income Tax Consequences....................................   38
ERISA Considerations.......................................................   48
Plan of Distribution.......................................................   48
Legal Matters..............................................................   49
Experts....................................................................   49

                              ------------------

 UNTIL         , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT)
ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTIC-IPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                                     LOGO

                              SELLER AND SERVICER

                          $            (APPROXIMATE)

                           GREEN TREE RECREATIONAL,
                                   EQUIPMENT
                                  & CONSUMER
                                 TRUST 1996-

$            (APPROXIMATE)     % CERTIFICATES, CLASS A-1
$            (APPROXIMATE)     % CERTIFICATES, CLASS A-2
$            (APPROXIMATE)     % CERTIFICATES, CLASS A-3
$            (APPROXIMATE)     % CERTIFICATES, CLASS A-4
$            (APPROXIMATE)     % CERTIFICATES, CLASS B

                              ------------------

                             PROSPECTUS SUPPLEMENT
                                         , 1996

                              ------------------


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